Exhibit (j)(1)

KPMG LLP
Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Highland Funds I:

We consent to the use of our report, dated August 29, 2016, with respect to the financial statements of Highland Long/Short Equity Fund, Highland Long/Short Healthcare Fund, Highland Floating Rate Opportunities Fund, Highland/iBoxx Senior Loan ETF and Highland Opportunistic Credit Fund, incorporated herein by reference and to the use of our report, dated August 18, 2016, with respect to the financial statements of the Highland Merger Arbitrage Fund, L.P. (the “Merger Arbitrage Predecessor Fund”) included herein. We also consent to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

October 28, 2016

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.